UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 20, 2005

UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue
Greensboro, North Carolina 27410
(Address of principal executive offices, including zip code)

(336) 294-4410
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01.  OTHER EVENTS.

On December 20, 2005, the Company executed an amendment to its revolving Credit Agreement dated December 7, 2001, as previously amended, (the "Credit Agreement"), in order to add Unifi Kinston, LLC ("Unifi Kinston") as a borrower under the terms of the Credit Agreement.  As a result of this amendment, Unifi Kinston's eligible domestic accounts receivable and inventory are anticipated to increase availability to the Company under the terms of the Credit Agreement by approximately $10 million.  A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)            Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Fifth Amendment executed on December 20, 2005, between Unifi, Inc. and certain of its Subsidiaries, the Lenders, and Bank of America, N.A., as Agent for the Lenders.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    UNIFI, INC.

                                                    By:          /s/ CHARLES F. MCCOY
                                                                  Charles F. McCoy
                                                                   Vice President, Secretary and General Counsel

Dated:  December 22, 2005

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
10.1	Fifth Amendment executed on December 20, 2005, between Unifi, Inc. and certain of its Subsidiaries, the Lenders, and Bank of America, N.A., as Agent for the Lenders.